EXHIBIT 99.1

For more information:

Shannon Lynd, Marketing Director

(510) 628-1143

Shannon@versata.com

FOR IMMEDIATE RELEASE

Versata Names Linda Giampa as Vice President of Worldwide Field Operations

Oakland, Calif. – February 26, 2004—Versata, Inc. (Nasdaq: VATA), a provider of software and services that automate the development and ongoing management of data-intensive applications, today announced that Linda Giampa has joined its executive team as vice president, worldwide field operations. In her role, Giampa will be responsible for driving global field activity and sales strategy. Giampa will report to Versata president and CEO, Alan Baratz.

Giampa has more than 18 years of experience in enterprise software and has held executive positions in sales, marketing and business development. Prior to joining Versata, she ran her own executive consulting business helping companies bring emerging technologies to market. Her clients included TIBCO Software, Keynote Systems, Interwoven and Ejasent Software. Giampa also served as vice president of worldwide sales for Optimal Networks, and ran North America sales for Pure Software from initial startup to IPO. Giampa began her career in technology at Oracle Corporation where she held a number of sales and marketing positions over an eight year period. She holds a bachelors degree in computer science from the University of North Carolina.

“It’s with great enthusiasm and confidence that I join Versata. This is an exciting company, and I’m eager to be part of its management team,” said Giampa. “Versata has tremendous opportunity to develop its business worldwide and I look forward to leveraging my experience toward accomplishing the company’s goals and objectives.”

“Given Linda’s successful track record combined with her comprehensive expertise in enterprise software, she will be a valuable addition to Versata,” said Baratz. “We are fortunate to have Linda playing a key role on our management team.”

About Versata

Versata provides solutions for automating and simplifying the building, maintenance and ongoing evolution of large, complex, data-intensive enterprise applications. These applications typically access multiple data sources, incorporate multiple database tables and user interfaces, execute very complex business transactions and support thousands of users. The Versata solution effectively and efficiently replaces time intensive hand-coding efforts with simple, intuitive business rules and graphical process flow specification.

Versata Global 2000 customers include American Management Systems, British Telecommunications, J.P. Morgan Chase & Co., Meridian Health Care Management and Union Bank of California. For more information, please visit www.versata.com or call (800) 984-7638.

*Consistent with the revised NASDAQ listing standards recently approved by the U.S. Securities and Exchange Commission, Versata stated that Ms. Giampa received an inducement award of 150,000 non-statutory stock options on February 23, 2004. The options will vest on a monthly basis over a 50-month period in accordance with the Versata, Inc. 2003 Employment Inducement Award Plan.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements in this release include without limitation, statements regarding, Versata’s opportunity to develop its business worldwide. These statements are not guarantees of future performance and actual results could differ materially from company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: inability to achieve market acceptance, inability to grow successfully, inability to retain key employees, declining revenue and other risks detailed in the Company’s registration statement and periodic reports filed with the Securities and Exchange Commission. As a result, actual results may vary, perhaps materially, from those contained in the forward-looking statements. All forward looking statements included in this press release are based upon information available to the company as of the date hereof, and the company does not assume any obligation to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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